SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant                        [X]
Filed by a Party other than the Registrant     [ ]


Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                            FERROFLUIDICS CORPORATION
                (Name of Registrant as Specified in Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount previously paid:

(2) Form, schedule or registration statement no.:

(3) Filing party:

(4) Date filed:

                          Ferrofluidics Corporation

                               40 Simon Street
                         Nashua, New Hampshire 03061
                                (603) 883-9800

                                                              October 24, 1996

Dear Stockholder:


   You are cordially invited to attend the Annual Meeting of Stockholders of Ferrofluidics Corporation (the "Company") to be held on Thursday, November 21, 1996, at 10:00 a.m., local time, at the Marriott Hotel, Nashua, New Hampshire (the "Annual Meeting").


   The Annual Meeting has been called for the purpose of electing three Class I Directors, each for a three-year term and considering and voting upon such other business as may properly come before the meeting or any adjournments or postponements thereof.

   The Board of Directors has fixed the close of business on October 10, 1996, as the record date for determining stockholders entitled to notice of and vote at the Annual Meeting and any adjournments or postponements thereof.

   The Board of Directors of the Company recommends that you vote "FOR" the election of the three nominees of the Board of Directors as Directors of the Company.

   IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD.

                                                 Very truly yours,

                                                 [Signature Block]

                                                 Paul F. Avery, Jr.
                                                 Chairman of the Board and
                                                 Treasurer

                                                 [Signature Block]

                                                 Salvatore J. Vinciguerra
                                                 President and Chief
                                                 Executive Officer

                            FERROFLUIDICS CORPORATION

                                 40 Simon Street
                           Nashua, New Hampshire 03061
                                 (603) 883-9800

                                  -------------

                                    NOTICE OF
                         ANNUAL MEETING OF STOCKHOLDERS

                         To Be Held on November 21, 1996

                                 -------------


   NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Ferrofluidics Corporation (the "Company") will be held on Thursday, November 21, 1996, at 10:00 a.m., local time, at the Marriott Hotel, Nashua, New Hampshire (the "Annual Meeting"), for the purpose of considering and voting upon:


   1. The election of three Class I Directors of the Company, each for a three-year term; and

   2. Such other business as may properly come before the meeting and any adjournments or postponements thereof.

   Under the provisions of the Company's By-Laws, the Board of Directors has fixed the close of business on October 10, 1996 as the record date for the determination of stockholders entitled to notice of and vote at the Annual Meeting and any adjournments or postponements thereof. Only holders of common stock of record at the close of business on that date will be entitled to notice of and vote at the Annual Meeting and any adjournments or postponements thereof.

   In the event there are not sufficient votes with respect to the foregoing proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies.

                                         By Order of the Board of Directors,


                                         Stuart M. Cable, Clerk

October 24, 1996

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD.

                            FERROFLUIDICS CORPORATION

                                 40 Simon Street
                           Nashua, New Hampshire 03061
                                 (603) 883-9800

                                 -------------

                                 PROXY STATEMENT

                                 -------------

                         ANNUAL MEETING OF STOCKHOLDERS

                    TO BE HELD ON THURSDAY, NOVEMBER 21, 1996


   This Proxy Statement and the enclosed Proxy Card are being furnished in connection with the solicitation of proxies by the Board of Directors of Ferrofluidics Corporation (the "Company") for use at the Annual Meeting of Stockholders of the Company to be held on Thursday, November 21, 1996, at 10:00 a.m., local time, at the Marriott Hotel, Nashua, New Hampshire, and any adjournments or postponements thereof (the "Annual Meeting").


   At the Annual Meeting, the stockholders of the Company will be asked to consider and vote upon the following matters:

   1. The election of three Class I Directors of the Company, each for a three-year term; and

   2. Such other business as may properly come before the meeting and any adjournments or postponements thereof.

   The Notice of Annual Meeting, Proxy Statement and Proxy Card are first being mailed to stockholders of the Company on or about October 24, 1996 in connection with the solicitation of proxies for the Annual Meeting. The Board of Directors has fixed the close of business on October 10, 1996 as the record date for the determination of stockholders entitled to notice of and vote at the Annual Meeting and any adjournments or postponements thereof (the "Record Date"). Only holders of common stock of record at the close of business on the Record Date will be entitled to notice of and vote at the Annual Meeting. As of the Record Date, there were 6,074,854 shares of the Company's common stock, par value $.004 per share ("Common Stock"), outstanding and entitled to vote at the Annual Meeting and 3,339 stockholders of record. Each share of Common Stock outstanding as of the close of business on the Record Date entitles the holder thereof to one vote on each matter properly submitted at the Annual Meeting.

Voting

   The representation in person or by proxy of at least a majority of the outstanding shares of Common Stock of the Company is necessary to provide a quorum at the Annual Meeting. Each share of Common Stock of the Company outstanding on the Record Date is entitled to one vote. A quorum being present, the affirmative vote of a plurality of the votes cast at the Annual Meeting is required to elect Directors, and, generally, the affirmative vote of a majority of the votes cast at the Annual Meeting is required to approve any proposal properly submitted at the Annual Meeting. An automated system administered by the Company's transfer agent tabulates the votes. Shares that reflect abstentions or "broker non-votes" (i.e., shares represented at the Annual Meeting held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote such shares and the broker or nominee does not have discretionary voting power to vote such shares) will be counted for purposes of determining whether a quorum is present for the transaction of business at the Annual Meeting. Generally, abstentions and broker non-votes will have no impact on the outcome of the vote on a particular proposal presented at the Annual Meeting. With respect to the election of Directors, votes may be cast in favor of or withheld from each nominee; votes that are withheld will be excluded entirely from the vote and will have no effect. Broker non-votes also will have no effect on the outcome of the election of Directors.

Proxies; Revocation of Proxies

   Stockholders of the Company are requested to complete, date, sign and return the accompanying Proxy Card in the enclosed envelope. Common Stock represented by properly executed proxies received by the Company and not revoked will be voted at the Annual Meeting in accordance with the instructions contained therein. If instructions are not given therein, properly executed proxies will be voted "FOR" the election of the three nominees for Director set forth in Proposal Number 1 of this Proxy Statement. It is not anticipated that any matters other than those set forth in this Proxy Statement will be presented at the Annual Meeting. If other matters are presented, proxies will be voted in accordance with the discretion of the proxy holders.

   Any properly completed proxy may be revoked at any time before it is voted on any matter (without, however, affecting any vote taken prior to such revocation) by giving written notice of such revocation to the Clerk of the Company, or by signing and duly delivering a proxy bearing a later date, or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, by itself, revoke a proxy.

Expenses of Solicitation

   All expenses of this solicitation will be borne by the Company. Brokerage firms, nominees, fiduciaries and other custodians have been requested to forward proxy solicitation materials to the beneficial owners of shares of Common Stock held of record by such persons, and the Company will reimburse such brokerage firms, nominees, fiduciaries and other custodians for reasonable out-of-pocket expenses incurred by them in connection therewith. In addition to solicitation of proxies by mail, directors, officers and employees of the Company, without receiving additional compensation therefor, may solicit proxies from stockholders of the Company by telephone, telefax, letter, in person or by other means.

                                PROPOSAL NUMBER 1

                              ELECTION OF DIRECTORS

Nominees

   The Board of Directors of the Company consists of seven members and is divided into three classes, with three directors in Class I and two directors in each of Class II and Class III. Directors serve for three-year terms with one class of Directors being elected by the Company's stockholders at each annual meeting.

   At the Annual Meeting, three Class I Directors will be elected to serve until the 1999 annual meeting of stockholders and until their successors are duly elected and qualified. The Board of Directors has nominated Stephen B. Hazard, Dennis R. Stone and Salvatore J. Vinciguerra for re-election as Class I Directors. Certain information with respect to the persons nominated by the Board of Directors for election as Directors is shown below under "Information Regarding Directors." Unless otherwise specified in the proxy, it is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy for the election as Directors of each of the nominees. Each of the nominees has agreed to stand for re-election and to serve if re-elected as a Director. If any of the persons nominated by the Board of Directors fails to stand for re-election or is unable to accept re-election, however, proxies not marked to the contrary will be voted in favor of the election of such other person as the Board of Directors may recommend.

Vote Required For Approval

   A quorum being present, the affirmative vote of a plurality of the votes cast is necessary to elect a nominee as a Director of the Company.


   The Board of Directors of the Company recommends that the Company's stockholders vote "FOR" the election of the three nominees of the Board of Directors as Directors of the Company.


                         INFORMATION REGARDING DIRECTORS

Meetings of Board of Directors and Committees

   During the fiscal year ended June 30, 1996 ("fiscal 1996"), the Board of Directors of the Company held four meetings. Each Director who was a Director during fiscal 1996 attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and meetings held by all committees of the Board of Directors on which such Director served, except Mr. Kamen.

   The Board of Directors has established an Audit Committee and a Compensation Committee. The members of the Audit Committee are Messrs.
Nichols and Stone. The Audit Committee reviews the financial statements of the Company and the scope of the annual audit, monitors the Company's internal financial and accounting controls and recommends to the Board of Directors the appointment of independent certified public accountants. The Audit Committee met four times during fiscal 1996. The members of the Compensation Committee are Messrs. Rittereiser and Hazard. The Compensation Committee recommends the compensation levels of executive officers of the Com-pany to the Board of Directors. The Compensation Committee met six times in fiscal 1996. The Board of Directors does not have a nominating committee.


Compensation of Directors

   Directors who are officers or employees of the Company receive no compensation for their service as Directors. Directors who are not officers or employees of the Company receive such compensation for their services as the Board of Directors may from time to time determine. Non-employee Directors each receive an annual retainer of $16,000, payable quarterly. In addition, non-employee Directors receive $1,000 for each Board of Directors meeting or committee meeting attended or $600 for attending each committee meeting that is held on the same day as a Board of Directors meeting or meeting of another committee on which such Director serves.


   Pursuant to the Ferrofluidics Corporation Amended and Restated 1995 Stock Option and Incentive Plan (the "1995 Incentive Plan"), eligible non-employee Directors are entitled to receive options to purchase shares of Common Stock in accordance with the formula provisions thereof. Pursuant to the 1995 Incentive Plan, on the date of approval of the 1995 Incentive Plan by stockholders at the annual meeting of stockholders on November 15, 1995 (the "1995 Annual Meeting")
(i) Mr. Nichols was granted an option to purchase 8,350 shares of Common Stock at an exercise price of $9.63 per share (100% of the fair market value of a share of Common Stock on that date) and (ii) each of Messrs. Kamen and Rittereiser was granted an option to purchase 6,100 shares of Common Stock at an exercise price of $9.63 per share (100% of the fair market value of a share of Common Stock on that date). These options vested and became immediately exercisable upon the date of grant. In addition, under the 1995 Incentive Plan, eligible non-employee Directors automatically receive an option to purchase 3,000 shares of Common Stock on the fifth business day after each annual meeting of stockholders of the Company, commencing with the 1995 Annual Meeting. Accordingly, on November 22, 1995, each of Messrs. Hazard, Stone, Nichols, Rittereiser and Kamen were granted an option to purchase 3,000 shares of Common Stock at an exercise price of $11.88. All such options vest and become immediately exercisable upon grant and have an exercise price equal to 100% of the fair market value of a share of Common Stock on the grant date.


   Set forth below is certain information regarding the Directors of the Company, including the three Class I Directors who have been nominated for election at the Annual Meeting, based on information furnished by them to the Company.


                                    Director
Name                          Age    Since
----                          ---   --------
Class I
Stephen B. Hazard*            51      1994
Dennis R. Stone*              49      1994
Salvatore J. Vinciguerra*     58      1996
Class II
Howard F. Nichols             68      1979
Robert P. Rittereiser         58      1989
Class III
Paul F. Avery, Jr.            67      1989
Dean Kamen                    45      1989


-------------

* Nominee for election.


   Mr. Avery has been the Chairman of the Board of Directors of the Company since October 1, 1993 and the Treasurer of the Company since October 7, 1993. He served as Chief Executive Officer of the Company from October 1, 1993 until June 25, 1996 and as President of the Company from October 1, 1993 to January 1, 1995. He is also President of P.F. Avery Corporation, a management consulting firm, a position he has held since 1983. From 1967 to 1983 he was President and Treasurer of C.E. Avery, a wholly-owned subsidiary of Combustion Engineering, Inc., and President and Chief Executive Officer of CE-KSB Pump Company, Inc. Both companies were involved in the design and fabrication of pumps and reactor internals for the utility industry. Mr. Avery is also general partner of a 3MW hydro-electric facility in Nashua, New Hampshire, and serves as a director of several privately held companies and as a trustee of New Hampshire Public Radio, WEVO.


   Mr. Vinciguerra has been the Chief Executive Officer of the Company since June 26, 1996 and the President of the Company since January 1, 1995. He served as the Chief Operating Officer of the Company from January

1, 1995 until June 25, 1996. Prior to January 1995, Mr. Vinciguerra was President and Chief Executive Officer of Staveley, Inc., the United States and Measurement Group headquarters of Staveley Industries, plc, a British conglomerate. Until 1991, Mr. Vinciguerra was the President and Chief Executive Officer of Weightronix, Inc., a manufacturer of industrial weighing products. From 1968 until 1990, Mr. Vinciguerra held various positions at Instron Corporation, including President and Chief Operating Officer from 1985 until 1990. Instron is a manufacturer of materials testing instrumentation for international markets. Mr. Vinciguerra is a director of Lytron Corporation, Holometrix Corporation and Saphikon, Inc., and is a Director and former President of The Japan Society of Boston.

   Mr. Hazard is founder and managing partner of the law firm of Pepe & Hazard, Hartford, Connecticut. He is a director of First New England Capital, L.P., a closely-held small business investment company. He is also a trustee and a member of the executive committee of the Kingswood-Oxford School.


   Mr. Kamen is the founder and Chairman and Chief Executive Officer of DEKA Research and Development Corporation, which develops highly specialized medical equipment. Mr. Kamen was the founder and, from 1976 to 1982, was the Chief Executive Officer of Auto-Syringe, Inc., a manufacturer of medical devices that was acquired by Baxter Healthcare Corporation. He is a member of the Board of Directors of Sander's Prototype, Inc. and Zero Emissions Technology. He also serves as a director of several privately-held companies.


   Mr. Nichols is a consultant. Until July 1989, he was a Vice President of The First National Bank of Boston, Trust Department. He also serves as a director of several privately-held companies.


   Mr. Rittereiser is Chairman of the Board of Directors and Chief Executive Officer of Gruntal Financial Corp. He served as Chairman of the Board since November 1992, a Director since 1990 and President and Chief Executive Officer of Nationar, a banking services corporation, from March 1993 until February 1995. Prior to March 1993, he was Chief Executive Officer and President of the E.F. Hutton Group, Inc. until its merger with Shearson Lehman Bros. Until June 1985, he was Executive Vice President, Chief Administrative Officer and Chief of Staff to the President at Merrill Lynch & Co., Inc., where he spent 26 years performing a wide range of management and other responsibilities. He is also a member of the Board of Directors of Wallace Computer Services Inc., CUC International, and Interchange Financial Services.

   Mr. Stone has been a practicing certified public accountant for 19 years. Since 1989 he has been a principal in the firm of Dennis R. Stone, CPA, Portsmouth, New Hampshire. From 1989 to 1991 he also served as Executive Vice President and Chief Financial Officer of The Blake Insurance Group, Inc., of Portsmouth, New Hampshire. From January 1980 to April 1989 he served as a certified public accountant for Stone & Hart, P.A., Exeter, New Hampshire. Mr. Stone has also served for the past 14 years as investigative auditor for the New Hampshire Supreme Court Professional Conduct Committee. He is a member of the Board of Directors of Odyssey House, Inc.


                   INFORMATION REGARDING EXECUTIVE OFFICERS

   The names and ages of all executive officers of the Company and principal occupation and business experience during at least the last five years for each are set forth below.


 Name                        Age     Position
-------------------------    ---     ----------------------------------------------
Paul F. Avery, Jr.           67      Chairman of the Board and Treasurer
Salvatore J. Vinciguerra     58      President and Chief Executive Officer
William B. Ford              56      Vice President and Chief Financial Officer
Alvan F. Chorney             51      Vice President and General Manager--Components
                                     Division
Thomas J. Uhlig              46      Vice President and General Manager--Systems
                                     Division



   Mr. Avery has held the position of Chairman of the Board of Directors of the Company since October 1, 1993 and Treasurer of the Company since October 7, 1993. Mr. Avery served as Chief Executive Officer of the Company from October 1, 1993 until June 25, 1996 and as President of the Company from October 1, 1993 until January 1, 1995. Mr. Avery has also been a Director of the Company since 1989. See "Information Regarding Directors" above.

   Mr. Vinciguerra has held the position of Chief Executive Officer of the Company since June 26, 1996, and the position of President of the Company since January 1, 1995. Mr. Vinciguerra served as Chief Operating Officer of the Company from January 1, 1995 until June 25, 1996. See "Information Regarding Directors" above.

   Mr. Ford has held the position of Vice President and Chief Financial Officer of the Company since September 23, 1996. From November 1993 until April 1995, Mr. Ford was Vice President and Chief Financial Officer of Versyss Incorporated, a software developer and distributor of integrated hardware and software systems for medical practice management and other small business applications. From 1987 to November 1993, he was a Director in the Financial Advisory Services consulting practice of Coopers & Lybrand L.L.P.

   Mr. Chorney has held the position of Vice President and General Manager--Components Division since April 19, 1996. Prior to that, Mr. Chorney served as Senior Vice President of the Company from November 1991 to April 19, 1996. Mr. Chorney was also a Director of the Company from 1986 to April 1994.

   Mr. Uhlig has held the position of Vice President and General Manager--Systems Division since April 22, 1996. Before then, he served as President of Johnstown America Corporation, a manufacturer of railroad freight cars and components, from 1993 until April 22, 1996. From 1992 to 1993, he was Director of Manufacturing of The Timken Company, a manufacturer of tapered roller bearings, and before that he was President of MPB Corporation, a subsidiary of The Timken Company and a manufacturer of precision ball and roller bearings.

                            EXECUTIVE COMPENSATION

   The following sections of this Proxy Statement set forth and discuss the compensation paid or awarded during the last three years to the Company's Chief Executive Officer and the four most highly compensated executive officers who earned in excess of $100,000 during fiscal 1996.

Summary Compensation Table

   The following table shows for the fiscal years ended June 30, 1994, 1995 and 1996, the annual compensation paid by the Company to the Chief Executive Officer and the four most highly compensated executive officers who earned in excess of $100,000 during fiscal 1996.

                                                          Annual compensation
                                      ------------------------------------------------------------
                 (a)                      (b)            (c)           (d)             (e)
                                                                                   Other Annual
              Name and                                                             Compensation
         Principal Position               Year      Salary($) (3)   Bonus($)           ($)
 ------------------------------------ ------------  -------------- ------------ ------------------
Salvatore J. Vinciguerra                  1996         202,938         --            6,839 (4)
 Chief Executive Officer,                 1995          92,500         --               --
 President and Chief                      1994           --            --               --
 Operating Officer (1)
Paul F. Avery, Jr.                        1996         223,931         --            8,774 (4)
 Chief Executive Officer,                 1995         258,521         --            8,207 (4)
 Chairman of the Board                    1994         255,760         --            7,399 (4)
 and Treasurer (2)
Alvan F. Chorney                          1996         164,097        5,152          1,000 (5)
 Vice President and                       1995         150,000        8,000          1,000 (5)
 General Manager--                        1994         150,000         --            1,000 (5)
 Components Division


                                               Long Term Compensation
                                      -----------------------------------------
                                                 Awards              Payouts
                                       --------------------------- ------------
                 (a)                      (f)            (g)           (h)             (i)
                                       Restricted    Securities
                                         Stock       Underlying       LTIP          All Other
              Name and                  Award(s)      Warrants/      Payouts       Compensation
         Principal Position               ($)        Options(#)        ($)             ($)
 ------------------------------------ ------------  -------------- ------------ ------------------
Salvatore J. Vinciguerra                  --          50,000(10)       --               --
 Chief Executive Officer,              450,000 (6)    50,000(10)       --               --
 President and Chief                      --               --          --               --
 Operating Officer (1)
Paul F. Avery, Jr.                        --          65,000(10)       --           16,400(11)
 Chief Executive Officer,              106,875 (7)    65,000(10)       --           14,520(12)
 Chairman of the Board                 125,000 (8)         --          --           14,350(13)
 and Treasurer (2)
Alvan F. Chorney                          --               --          --               --
 Vice President and                       --          25,000(10)       --               --
 General Manager--                      45,000 (9)         --          --               --
 Components Division


-------------

 (1) Salvatore J. Vinciguerra was the Chief Operating Officer from January 1, 1995 until June 25, 1996 and became the Chief Executive Officer on June 26, 1996.

 (2) Paul F. Avery, Jr. held the position of Chief Executive Officer of the Company from October 1, 1993 until June 25, 1996.

 (3) Includes all voluntary pre-tax contributions to the Ferrofluidics Corporation Tax Savings and Deposit and Investment Plan.

 (4) This amount represents an automobile allowance.


 (5) This amount represents an allowance for medical and health expenses incurred by Mr. Chorney in excess of amounts covered by the Company's group health plan.

 (6) Represents 75,000 shares of restricted stock which had a market value as of the date of grant of $450,000. The shares vest ratably over three years beginning on January 1, 1996. If the Company pays dividends on its Common Stock, dividends will also be paid on these shares. As of June 30, 1996, 50,000 of Mr. Vinciguerra shares remained restricted shares. Based on the closing sale price of a share of Common Stock on the Nasdaq National Market on June 30, 1996, Mr. Vinciguerra's 75,000 shares of restricted stock had a market value of $1,012,500.

 (7) Represents 15,000 shares of restricted stock which had a market value as of the date of grant of $106,875. The shares vest ratably over three years beginning on January 1, 1996. If the Company pays dividends on its Common Stock, dividends will also be paid on these shares. As of June 30, 1996, 10,000 of Mr. Avery's shares remained restricted shares. Based on the closing sale price of a share of Common Stock on the Nasdaq National Market on June 30, 1996, Mr. Avery's 15,000 shares of restricted stock had a market value of $202,500.

 (8) Represents 25,000 shares of restricted stock which had a market value on the date of grant of $125,000. The shares vest ratably over three years beginning on April 5, 1995. If the Company pays dividends on its Common Stock, dividends will also be paid on these shares. As of June 30, 1996, 8,333 of Mr. Avery's shares remained restricted shares. Based on the closing sale price of a share of Common Stock on the Nasdaq National Market on June 30, 1996, Mr. Avery's 25,000 shares of restricted stock had a market value of $337,500.

 (9) Represents 9,000 shares of restricted stock which had a market value on the date of grant of $45,000. The shares vest ratably over three years beginning on April 5, 1995. If the Company pays dividends on its Common Stock, dividends will also be paid on these shares. As of June 30, 1996, 3,000 of Mr. Chorney's shares remained restricted shares. Based on the closing sale price of a share of Common Stock on the Nasdaq National Market on June 30, 1996, the market value of Mr. Chorney's 3,000 unsold shares of restricted stock was $40,500.

(10) Represents stock options.

(11) This amount represents the full dollar value of insurance premiums paid by the Company during the fiscal year ended June 30, 1996 on behalf of Mr. Avery with respect to term life insurance.

(12) This amount represents the full dollar value of insurance premiums paid by the Company during the fiscal year ended June 30, 1995 on behalf of Mr. Avery with respect to term life insurance.

(13) This amount represents the full dollar value of insurance premiums paid by the Company during the fiscal year ended June 30, 1994 on behalf of Mr. Avery with respect to term life insurance.

Option Grants in Last Fiscal Year

   The following table sets forth each grant of stock options during fiscal 1996 to the Chief Executive Officer and each other executive officer named in the Summary Compensation Table. No stock appreciation rights ("SARs") have been granted.

                                                                                                       Potential
                                                                                                   Realizable Value
                                                                                                       at Assumed
                                                                                                     Annual Rates of
                                                                                                       Stock Price
                                                                                                     Appreciation for
                                             Individual Grants                                        Option Term (3)
                         -----------------------------------------------------------------------  -----------------------
          (a)               (b)                     (c)                   (d)             (e)        (f)         (g)
                         Number of
                         Securities
                         Underlying
                          Options         % of Total Options/SARs     Exercise or
                          Granted         Granted to Employees in      Base Price     Expiration
         Name             (#) (1)             Fiscal Year (2)            ($/Sh)          Date       5%($)      10%($)
 ---------------------- ------------      -----------------------     -----------     ----------  ---------  ------------
Salvatore J.
  Vinciguerra             50,000 (4)               24.15%                $13.00        5/17/2006   408,782    1,035,933
Paul F. Avery, Jr.        65,000 (4)               31.39%                $13.00        5/17/2006   531,416    1,346,712
Alvan F. Chorney            --                       --                    --              --        --           --

-------------

(1) All options were granted pursuant to the 1995 Incentive Plan.

(2) Percentages are based on a total of 207,050 shares of Common Stock underlying all options granted to employees of the Company in fiscal 1996.

(3) Represents the value of the options granted at the end of the option terms if the price of the Company's Common Stock were to appreciate annually by 5% and 10% respectively. There is no assurance that the stock price will appreciate at the rates shown in the table. If the stock price appreciates, the value of stock held by all shareholders will increase.

(4) Such option vests and becomes exercisable ratably over four years beginning on May 17, 1998.

Aggregated Option/Warrant Exercises in Last Fiscal Year and Fiscal Year End
Values

   The following table sets forth the shares acquired and the value realized upon exercise of stock options and stock purchase warrants during fiscal 1996 by the Chief Executive Officer and each other executive officer named in the Summary Compensation Table and certain information concerning the number and value of unexercised stock options and warrants. There are currently no outstanding SARs.

          (a)                (b)           (c)                 (d)                           (e)
                                                      Number of Securities           Value of Unexercised
                                                     Underlying Unexercised              In-the-Money
                                                       Options/Warrants at      Options/Warrants at FY-End($)
                                                            FY-End(#)                        (1)
                                                   ---------------------------  -------------------------------
                            Shares
                         Acquired on      Value
         Name            Exercise (#) Realized($)  Exercisable  Unexercisable   Exercisable     Unexercisable
 ----------------------  ------------ ----------- ------------  -------------- --------------  ----------------
Salvatore J.
  Vinciguerra                 --           --       12,500 (3)     87,500 (3)      48,375           170,125
Paul F. Avery, Jr.            --           --        3,500 (2)       --               0                0
                                                    20,000 (3)    110,000 (3)      77,400           206,650
Alvan F. Chorney              --           --       90,000 (2)       --            87,500              0
                                                     6,250 (3)     18,750 (3)      24,188            72,563

-------------

(1) Equal to the market value of shares covered by in-the-money options/warrants on June 30, 1996, less the aggregate options/warrant exercise price. Options/warrants are in-the-money if the market value of the shares covered thereby is greater than the options/warrant exercise price.

(2) Represents stock purchase warrants.

(3) Represents stock options granted pursuant to the 1995 Incentive Plan.

Report of the Compensation Committee of the Board of Directors on Executive Compensation

   The members of the Compensation Committee of the Board of Directors of the Company, whose names are set forth below, have prepared the following report on the Company's executive compensation policies and philosophy for fiscal 1996.

  General
   The Compensation Committee consists of Mr. Rittereiser and Mr. Hazard, both of whom are non-employee Directors. The Compensation Committee is generally responsible for developing the Company's executive and management compensation policies, including awards of equity-based compensation. The Company's executive compensation program is designed to provide competitive levels of compensation, reward above-average individual performance and assist the Company in attracting and retaining qualified management. Where applicable, the Compensation Committee takes into account employment agreements between an executive officer and the Company. See "Employment Agreements" below. Mr. Avery, the Chief Executive Officer of the Company from October 1, 1993 until June 25, 1996 and the Chairman of the Board of Directors and Treasurer of the Company, and Mr. Vinciguerra, the current Chief Executive Officer and President of the Company, make general recommendations to and review with the Compensation Committee salary increases and bonus compensation of executive officers and employees other than themselves.


  Compensation Policy Review
   During fiscal 1995, the Compensation Committee, together with certain members of management and the Board of Directors, completed a review of the Company's policies regarding executive compensation. The Compensation Committee's primary objectives in evaluating the executive compensation philosophy were to (i) review base salaries, cash bonuses and short-term and long-term incentives for executive officers based upon a survey of compensation for executive officers in a group of comparable high-technology companies, and (ii) to develop an appropriate methodology for structuring long-term incentive awards to ensure that such awards more closely align the interests of the executive officers with those of the Company's stockholders.

   To accomplish the aforementioned objectives and goals, the Compensation Committee retained an independent compensation consulting firm (the "Consultant") which conducted a survey of executive compensation levels and practices of companies within a proxy peer group (the "Peer Group") of companies of similar size to the Company. The Peer Group consisted of seven companies in the specialty machinery industry having annual revenues of $30 million to $50 million. Based upon the results of the Consultant's survey, the Compensation Committee made certain adjustments to the Company's compensation policies during fiscal 1996 which are discussed below.

  Compensation Policies for Executive Officers
   Base Salary. The annual base salary and base salary adjustments for executive officers are determined by the Compensation Committee in its discretion and are targeted according to the salaries of executives holding similar offices and having similar responsibilities within the Company's industry segment. The Compensation Committee also considers factors such as industry experience and executive retention. Annual salary adjustments for executive officers are determined by evaluating the competitive marketplace, the performance of the Company, the performance of the executive officer and any change in the responsibilities assumed by the executive officer. Salary adjustments are normally determined and made on an annual basis. The base salaries of Paul F. Avery, Jr., the Chief Executive Officer of the Company from October 1, 1993 until June 25, 1996, and Salvatore J. Vinciguerra, the current Chief Executive Officer and the President of the Company, were established pursuant to employment agreements with the Company, which are described below in "Employment Agreements," and were based on the foregoing criteria.

   Cash Bonuses. As a result of the Compensation Committee's review of executive compensation policies, the Compensation Committee recommended that the Company adopt a cash incentive program (the "Cash Incentive Plan") to better align the Company's total cash compensation for its executives with the median of the Consultant's survey of the Peer Group. The Cash Incentive Plan, which became effective on July 1, 1995, is intended to encourage, recognize and reward performance by executives by providing cash compensation based upon the achievement of a pre-determined annual operating budget and a combination of quantitative and qualitative measures (the relative weights of which are determined in the sole discretion of the Compensation Committee when it performs its performance review), including orders received (for marketing managers), percent defect rate (for production managers), timeliness and quality of monthly reporting (for accounting managers) and effectiveness of improvement projects (for all managers). The annual operating budget is determined by the Compensation Committee and the Board of Directors prior to the beginning of the fiscal year and the total pool from which cash incentives may be awarded under the plan is formed based upon the achievement of the operating profits contained in the annual operating budget. The Chairman of the Board of Directors and the Chief Executive
Officer are eligible to receive up
to 35% of their respective base salaries depending upon the extent to which the operating profits contained in the annual operating budget are achieved, while executive officers other than the Chairman of the Board of Directors and the Chief Executive Officer are eligible to receive up to either 20% or 25% of their respective base salaries depending upon the extent to which the operating profits contained in the annual operating budget are achieved.

   Based upon the foregoing criteria, no executive officers of the Company received a cash bonus for fiscal 1996 performance. Although cash bonuses generally are awarded pursuant to the Cash Incentive Plan, the Compensation Committee, in its discretion, may award a cash bonus to an executive officer for outstanding performance based upon individual performance reviews (which may or may not take into account specific performance measures relative to that executive officer), retention considerations and general industry practice. During fiscal 1996, the Compensation Committee exercised its discretion and awarded cash bonuses outside of the Cash Incentive Plan in the amount of $5,152 to Mr. Chorney and $2,344 to Mr. Uhlig in view of their individual performances in fiscal 1996.


   Equity and Equity-Based Incentives. Equity and equity-based incentive awards are designed to attract and retain executives who can make significant contributions to the Company's success; reward executives for such significant contributions; and give executives a longer-term incentive to increase shareholder value. The size and frequency of equity and equity-based incentive awards are determined by the Compensation Committee in its discretion, taking into account individual performance and responsibilities, but without any specific performance measures. The Compensation Committee also may grant stock options for executive retention purposes, taking into account, among other things, general industry practice. To ensure that high levels of performance occur over the long-term, stock options granted to executives typically vest over a period of time. All outstanding options have been granted with an exercise price equal to 100% of the fair market value of the Company's Common Stock on the grant date.

   The 1995 Incentive Plan is the principal vehicle by which the Company intends to achieve the executive compensation policy objective of providing long-term incentives to executive officers that will more closely align the interests of such executives with those of the Company's stockholders. Pursuant to the 1995 Incentive Plan, the Compensation Committee may grant a variety of long-term incentive awards based on the Common Stock of the Company, including stock options (both incentive options and non-qualified options), SARs, restricted stock, unrestricted stock, performance shares and dividend equivalent rights. In fiscal 1996, Mr. Vinciguerra and Mr. Avery were granted options to purchase 50,000 and 65,000 shares of Common Stock, respectively. These options vest and become exercisable ratably over four years beginning on May 17, 1998. In recognition of Mr. Vinciguerra's and Mr. Avery's performance during fiscal 1996, the Compensation Committee viewed these awards as appropriate to their compensation and retention by the Company. In addition, in fiscal 1996, Mr. Uhlig was granted an option to purchase 15,000 shares of Common Stock in connection with the commencement of his employment with the Company. This option vests and becomes exercisable ratably over four years beginning on April 22, 1997.

   At its discretion, under the Ferrofluidics Corporation Amended and Restated 1994 Restricted Stock Plan (the "1994 Restricted Stock Plan"), the Compensation Committee may also award restricted stock bonuses to executive officers and other key employees. Shares of restricted stock granted to executive officers under the 1994 Restricted Stock Plan vest over a period of time and are subject to forfeiture in the event an officer's employment with the Company terminates prior to vesting. Shares of restricted stock are not transferable prior to vesting. During fiscal 1996, Mr. Uhlig was granted 10,000 shares of restricted stock in connection with the commencement of his employment with the Company. These shares vest ratably over three years beginning on April 22, 1997.

   Any value received by an executive officer from a stock option grant and any increase in the value of stock received as a bonus depends entirely on increases in the price of the Company's Common Stock.

   Other Compensation. The Company provides executive officers and management with health, retirement and other benefits under plans that are generally available to the Company's employees.

  Compensation of the Chief Executive Officer
   Mr. Paul F. Avery, Jr., former Chief Executive Officer. Mr. Avery, who was the Chief Executive Officer of the Company from October 1, 1993 until June 25, 1996, has an employment agreement with the Company, the terms of which are described below under "Employment Agreements." Mr. Avery's base salary was established pursuant to the criteria described above in "Base Salary." As a result of favorable performance reviews, in fiscal 1996, the Compensation Committee awarded Mr. Avery an option to purchase 65,000 shares of Common Stock which vests and becomes exercisable ratably over four years beginning on May 17, 1998.

   Mr. Salvatore J. Vinciguerra, current Chief Executive Officer. Mr. Vinciguerra, who became the Chief Executive Officer of the Company on June 26, 1996, has an employment agreement with the Company, the terms of which are described below under "Employment Agreements." Mr. Vinciguerra's base salary was established pursuant to the criteria described above in "Base Salary." As a result of favorable performance reviews, in fiscal 1996, the Compensation Committee awarded Mr. Vinciguerra an option to purchase 50,000 shares of Common Stock which vests and becomes exercisable ratably over four years beginning on May 17, 1998.

  Federal Tax Regulations Applicable to Executive Compensation
   As a result of Section 162(m) of the Internal Revenue Code (the "Code"), the Company's deduction of executive compensation may be limited to the extent that a "covered employee" (i.e., the chief executive officer or one of the four highest compensated officers who is employed on the last day of the Company's taxable year and whose compensation is reported in the summary compensation table in the Company's proxy statement) receives compensation in excess of $1,000,000 in such taxable year of the Company (other than performance-based compensation that otherwise meets the requirements of
Section 162(m) of the Code). The Company intends to take appropriate action to comply with such regulations, if applicable, in the future.

   Robert P. Rittereiser, Chairman                    Stephen B. Hazard

Compensation Committee Interlocks and Insider Participation


   Mr. Vinciguerra, the President and Chief Executive Officer of the Company, and Mr. Avery, the Chairman of the Board of Directors and Treasurer of the Company, make general recommendations to and review with the Compensation Committee the salary increases and bonus compensation of executives and management other than themselves.


Employment Agreements

   Avery Employment Agreements
   ---------------------------

   The Company and Mr. Avery, who was the Chief Executive Officer of the Company from October 1, 1993 until June 25, 1996, entered into an employment agreement on April 1, 1995 (the "1995 Avery Employment Agreement") that provided for Mr. Avery's employment as Chief Executive Officer of the Company for two years at a salary of $225,000 per year through March 31, 1996, and a salary of $200,000 per year from April 1, 1996 through March 31, 1997, subject to (i) automatic one-year extensions unless either Mr. Avery or the Company provides 60 days' notice prior to the end of the initial term or any subsequent one-year term, and (ii) earlier termination for death, disability, cause, upon 60 days' notice by Mr. Avery, or at any time by the Company upon 60 days' notice. Pursuant to the 1995 Avery Employment Agreement, the Company is required to, among other things, (i) reimburse Mr. Avery for all reasonable business expenses incurred by Mr. Avery in the performance of his duties, (ii) provide Mr. Avery with an automobile for business and personal use and pay or reimburse Mr. Avery for all expenses associated therewith, and
(iii) maintain insurance on Mr. Avery's life in the amount of $2,000,000, payable as directed by Mr. Avery, until April 1, 1997. Pursuant to the 1995 Avery Employment Agreement, Mr. Avery received 15,000 shares of restricted stock on April 1, 1995. In addition, Mr. Avery is entitled to participate in the health, welfare, retirement and other fringe benefit plans which the Company makes available to management from time to time.

   Pursuant to the 1995 Avery Employment Agreement, if Mr. Avery's employment is terminated for reasons other than for cause or other than in the event of a change in control of the Company, Mr. Avery is entitled to an amount equal to the greater of (i) the aggregate base salary which Mr. Avery would have received had he been employed by the Company through March 31, 1997 and (ii) twelve months' base salary at the rate then in effect under the 1995 Avery Employment Agreement. If Mr. Avery dies or becomes disabled during the term of the 1995 Avery Employment Agreement, Mr. Avery's employment immediately terminates and he is entitled to any earned but unpaid salary. If the Company undergoes a change in control (as defined in the 1995 Avery Employment Agreement), and Mr. Avery is terminated, voluntarily or involuntarily, other than for cause within twenty-four months after the date such change in control occurs, Mr. Avery is entitled to receive an amount equal to twenty-four months' base salary at the rate then in effect under the 1995 Avery Employment Agreement.


   On May 17, 1996, the Company and Mr. Avery entered into an Amended and Restated Employment Agreement (the "Amended and Restated Avery Employment Agreement") which amended and restated the 1995 Avery Employment Agreement. Pursuant to the Amended and Restated Avery Employment Agreement, Mr. Avery maintains his positions as Chairman of the Board of Directors and Treasurer of the Company, but is no longer the Chief Executive Officer of the Company.
In addition, pursuant to the Amended and Restated Avery Employment Agreement, Mr. Avery received an option to purchase 65,000 shares of the Company's
Common Stock which vests and becomes exercisable ratably over four years beginning on May 17, 1998. See "Report of the Compensation Committee of the Board of Directors on Executive Compensation--Compensation of the Chief Executive Officer." All other provisions of the 1995 Avery Employment Agreement remain in effect.

   Vinciguerra Employment Agreements
   ---------------------------------


   The Company and Mr. Vinciguerra, who became President and Chief Operating Officer of the Company on January 1, 1995, entered into an employment agreement (the "Vinciguerra Employment Agreement") that provides for Mr. Vinciguerra's employment as President and Chief Operating Officer of the Company at a salary of $185,000 per year, subject to an increase to $200,000 per year upon six (6) months of satisfactory performance, as determined by the Chief Executive Officer. Pursuant to the Vinciguerra Employment Agreement, Mr. Vinciguerra received 75,000 shares of restricted stock on January 1, 1995, which vest ratably over three years beginning January 1, 1996. Pursuant to the Vinciguerra Employment Agreement, the Company is required to reimburse Mr. Vinciguerra for all reasonable business expenses incurred by Mr. Vinciguerra in the performance of his duties. In addition, Mr. Vinciguerra is entitled to participate in the health, welfare, retirement and other fringe benefit plans which the Company makes available to management from time to time.

   Pursuant to the Vinciguerra Employment Agreement, Mr. Vinciguerra is entitled to a severance payment of six months' salary if he was employed for less than six months and twelve months' salary if he was employed for more than six months. If Mr. Vinciguerra dies or becomes disabled during the term of the Vinciguerra Employment Agreement, Mr. Vinciguerra's employment immediately terminates and he is entitled to any earned but unpaid salary. If the Company undergoes a change in control (as defined in the Vinciguerra Employment Agreement) and Mr. Vinciguerra (i) is terminated by the Company or its successor for any reason other than death, disability or cause, or (ii) resigns because (A) there occurs a significant change in the nature or scope of Mr. Vinciguerra's responsibilities, authorities, powers, functions or duties as compared to the responsibilities, authorities, powers, functions or duties exercised by Mr. Vinciguerra prior to the change in control, (B) Mr. Vinciguerra is required to relocate outside of his current county of residence in order to maintain his employment after the change in control or
(C) there is a decrease in the total annual compensation payable to Mr. Vinciguerra after the change in control, then Mr. Vinciguerra is entitled to an amount equal to eighteen months' base salary at the rate then in effect under the Vinciguerra Employment Agreement. If terminated for reasons other than for cause, the Company is required to continue to pay Mr. Vinciguerra his salary and other benefits through the end of the term.


   On May 17, 1996, the Company and Mr. Vinciguerra entered into an Amended and Restated Employment Agreement (the "Amended and Restated Vinciguerra Employment Agreement") which amended and restated the Vinciguerra Employment Agreement. Pursuant to the Amended and Restated Vinciguerra Employment Agreement, Mr. Vinciguerra was named as the Chief Executive Officer of the Company, but is no longer the Chief Operating Officer of the Company. In addition, pursuant to the Amended and Restated Vinciguerra Employment
Agreement, Mr. Vinciguerra received an option to purchase 50,000 shares of the Company's Common Stock which vests and becomes exercisable ratably over four years beginning on May 17, 1998. See "Report of the Compensation Committee of the Board of Directors on Executive Compensation--Compensation of the Chief Executive Officer." All other provisions of the Vinciguerra Employment Agreement remain in effect.


   Chorney Severance Agreement
   ---------------------------

   The Company has an agreement with Mr. Chorney, dated October 1, 1993, that provides Mr. Chorney with certain severance benefits in the event that his employment is terminated by the Company other than by reason of death, disability or cause. Pursuant to this agreement, if Mr. Chorney's employment is terminated other than for any of the aforementioned reasons, he is entitled to receive for a period of eighteen months an aggregate amount equal to the greater of (i) $225,000 and (ii) the annual base salary which he would have received over an eighteen-month period commencing on the date of such termination.

Stockholder Return Performance Graph

   Set forth below is a line graph comparing the yearly percentage change in the cumulative total stockholder return on the Company's Common Stock, based on the market price of the Company's Common Stock and assuming reinvestment of dividends, with the cumulative total return of companies within the Nasdaq Stock Market and the companies within the Dow Jones Industrial Technology Index. The calculation of total cumulative return assumes a $100 investment in the Company's Common Stock, the Nasdaq Stock Market and the Dow Jones Industrial Technology Index on July 1, 1991. The comparisons in this table are historical and are not intended to forecast or be indicative of possible future performance of the Common Stock of the Company.

[DATA FOR STOCKHOLDER RETURN PERFORMANCE GRAPH]

            DJIT        NASDAQ      FERO
"6/28/91"   100         100         100
            97.38       111.6       128.89
"12/31/91"  101.4       125.03      124.44
            104.86      128.95      157.78
"6/30/92"   98.05       120.13      155.56
            100.71      125.07      120
"12/31/92"  103.11      145.5       153.33
            93.84       148.23      148.89
"6/30/93"   93.6        151.08      120
            98.55       163.81      71.11
"12/30/93"  100.66      167.03      55.56
            98.56       160         45.56
"6/30/94"   101.47      152.52      46.67
            110.19      165.15      51.11
"12/30/94"  107.36      163.27      53.33
            125.24      177.99      63.33
"6/30/95"   144.54      203.59      85.56
            138.33      228.1       106.67
"12/29/95"  149.58      230.87      93.33
            142.28      241.63      88.89
"6/28/96"   142.97      261.37      120

                                LEGAL PROCEEDINGS

   On February 19, 1993, the Company received an informal inquiry letter from the Securities and Exchange Commission (the "SEC") requesting that the Company provide the SEC with all documents concerning publicity relating to the Company for the period of January 1, 1992 to February 19, 1993. In August 1993, the SEC issued an order directing a private investigation to determine whether certain unnamed persons had violated or caused the Company to violate the federal securities laws. Among the areas of inquiry identified in the order was whether publicity about the Company, including research reports, were published without fully disclosing consideration given or received therefor. The order also indicates that the inquiry would examine possible manipulation by certain unnamed persons of the Company's securities, payment in connection therewith, and failure to disclose such activities in public filings made by the Company, including the financial statements contained or incorporated therein, as well as possible nondisclosure of transactions with the Company in which such persons may have had a material interest. The Company continues to cooperate fully with the SEC's investigation.

                      PRINCIPAL AND MANAGEMENT STOCKHOLDERS

   The following table sets forth, to the best knowledge and belief of the Company, certain information regarding the beneficial ownership of the Company's Common Stock as of October 2, 1996 by (i) each person known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock, (ii) each of the Company's Directors and nominees, (iii) each of the named executive officers in the Summary Compensation Table and (iv) all of the Company's executive officers and Directors as a group.

                                                                      Shares
                                                                   Beneficially   Percent of
        Directors, Executive Officers and 5% Stockholders            Owned (1)     Class (2)
----------------------------------------------------------------- --------------  ------------
Pioneering Management Corporation                                   613,800  (3)     10.12%
60 State Street
Boston, MA 02114
Paul F. Avery, Jr.                                                   71,500  (4)      1.17%
Salvatore J. Vinciguerra                                            107,500  (5)      1.77%
Alvan F. Chorney                                                     99,250  (6)      1.61%
Howard F. Nichols                                                    32,725  (7)         *
Dean Kamen                                                           13,350  (8)         *
Robert P. Rittereiser                                                13,350  (9)         *
Stephen B. Hazard                                                     6,000 (10)         *
Dennis R. Stone                                                       8,100 (11)         *
All directors and executive officers as a group (10 persons)        361,775 (12)      5.78%

-------------

* Less than 1%.


 (1) Beneficial share ownership is determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended. Accordingly, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares the power to vote such security or the power to dispose of such security. The amounts set forth above as beneficially owned include shares of Common Stock owned, if any, by spouses and relatives living in the same home as to which beneficial ownership may be disclaimed. The amounts set forth above as beneficially owned also include shares of Common Stock which such persons had the right to acquire within 60 days of October 2, 1996, pursuant to stock purchase warrants and stock options.


 (2) Percentages are calculated on the basis of 6,064,708 shares of Common Stock outstanding of October 2, 1996, together with applicable stock options and stock purchase warrants for each stockholder.

 (3) Based on a Schedule 13G, dated January 8, 1996, filed with the SEC and other information available to the Company. Pioneering Management Corporation has sole voting power with respect to all 613,800 shares.

 (4) Includes 18,334 shares of restricted stock which are subject to vesting and certain other restrictions pursuant to the 1994 Restricted Stock Plan. Also includes 3,500 shares of Common Stock which Mr. Avery may acquire upon the exercise of stock purchase warrants, and 20,000 shares of Common Stock which Mr. Avery may acquire upon the exercise of stock options, within 60 days of October 2, 1996.

 (5) Includes 50,000 shares of restricted stock which are subject to vesting and certain other restrictions pursuant to the 1994 Restricted Stock Plan. Also includes 12,500 shares of Common Stock which Mr. Vinciguerra may acquire upon the exercise of stock options within 60 days of October 2, 1996.

 (6) Includes 3,000 shares of restricted stock which are subject to vesting and certain other restrictions pursuant to the 1994 Restricted Stock Plan. Also includes 90,000 shares of Common Stock which Mr. Chorney may acquire upon the exercise of stock purchase warrants, and 6,250 shares of Common Stock which Mr. Chorney may acquire upon the exercise of stock options, within 60 days of October 2, 1996.

 (7) Includes 16,000 shares of Common Stock which Mr. Nichols may acquire upon the exercise of stock purchase warrants, and 11,350 shares of Common Stock which Mr. Nichols may acquire upon the exercise of stock options, within 60 days of October 2, 1996.

 (8) Includes 3,500 shares of Common Stock which Mr. Kamen may acquire upon the exercise of stock purchase warrants, and 9,100 shares of Common Stock which Mr. Rittereiser may acquire upon the exercise of stock options, within 60 days of October 2, 1996.

 (9) Includes 3,500 shares of Common Stock which Mr. Rittereiser may acquire upon the exercise of stock purchase warrants, and 9,100 shares of Common Stock which Mr. Rittereiser may acquire upon the exercise of stock options, within 60 days of October 2, 1996.

(10) Includes 3,000 shares of Common Stock which Mr. Hazard may acquire upon the exercise of stock options within 60 days of October 2, 1996.

(11) Includes 3,000 shares of Common Stock which Mr. Stone may acquire upon the exercise of stock options within 60 days of October 2, 1996.

(12) Includes 81,334 shares of restricted stock which are subject to vesting and certain other restrictions pursuant to the 1994 Restricted Stock Plan. Also includes 116,500 shares of Common Stock which may be acquired by such persons upon the exercise of stock purchase warrants, and 74,300 shares of Common Stock which may be acquired by such persons upon the exercise of stock options, within 60 days of October 2, 1996.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE


   The Company's Directors, executive officers and beneficial owners of more than 10% of its Common Stock are required under Section 16(a) of the Securities Exchange Act of 1934, as amended, to file reports of ownership and changes in ownership with the SEC. Copies of those reports must also be furnished to the Company. Based solely on a review of the copies of reports furnished to the Company and written representations that no other reports were required, the Company believes that during fiscal 1996 no person who was a Director, executive officer or greater than 10% beneficial owner of the Company's Common Stock failed to file on a timely basis all reports required by Section 16(a), except in the case of certain reports of Dennis R. Stone, which were inadvertently filed late.


                                  MARKET VALUE

   On October 2, 1996, the closing sale price of a share of the Company's Common Stock on the Nasdaq National Market was $8.75.

         SUBMISSION OF STOCKHOLDER PROPOSALS FOR THE 1996 ANNUAL MEETING

   Stockholder proposals intended to be presented at the next annual meeting of stockholders must be received by the Company on or before June 18, 1997 in order to be considered for inclusion in the Company's proxy statement. Such a proposal must also comply with the requirements as to form and substance established by the SEC in order to be included in the proxy statement and should be directed to: Clerk, Ferrofluidics Corporation, 40 Simon Street, Nashua, New Hampshire 03061.

   The Company's By-laws provide that any stockholder of record wishing to have a stockholder proposal considered at an annual meeting must provide written notice of such proposal and appropriate supporting documentation, as set forth in the By-laws, to the Company at its principal executive office not less than 75 days nor more 120 days prior to the anniversary date of the immediately preceding annual meeting (the "Anniversary Date"); provided, however, that in the event the annual meeting is scheduled to be held on a date more than 30 days before or more than 60 days after the Anniversary Date, notice must be so delivered not later than the close of business on the later of (i) the 75th day prior to the scheduled date of such annual meeting or (ii) the 15th day after public disclosure of the date of such meeting.

                              INDEPENDENT AUDITORS

   The Board of Directors has selected the firm of Ernst & Young LLP, independent auditors, as the auditors of the financial statements of the Company and its subsidiaries for its current year ending June 30, 1997. The firm of Coopers & Lybrand L.L.P. served as the auditors of the Company for fiscal 1996 until November 21, 1995, at which time their engagement was terminated. On December 13, 1995, the Company engaged Ernst & Young LLP as their independent auditors for the remainder of fiscal 1996. A member of Ernst & Young LLP will be present at the Annual Meeting and will be given the opportunity to make a statement and to answer any questions any stockholder may have with respect to the financial statements of the Company for the fiscal year ended June 30, 1996.

   The following disclosure appeared in the Company's Current Report on Form 8-K filed with the SEC on November 28, 1995:

     On November 21, 1995, the Company terminated the appointment of Coopers & Lybrand L.L.P. as independent accountants for the Company. The decision not to renew the engagement of Coopers & Lybrand L.L.P. followed a determination by management and the Audit Committee, approved by the Board of Directors, that it was in the interest of the Company to periodically review the relationship between the Company and its independent accounting firm with respect to services provided and fees charged. For the fiscal year ended June 30, 1995 and several years prior thereto Coopers & Lybrand L.L.P. had examined and reported upon the Company's financial statements and had served as the Company's independent accountants. The Company has not yet engaged an independent accounting firm to perform the audit for the fiscal year ending June 30, 1996, but has received proposals from certain accounting firms and expects to make a decision shortly.

     In connection with the audits of the two fiscal years ended June 30, 1994 ("fiscal 1994") and June 30, 1995 ("fiscal 1995"), and during the subsequent interim period through November 21, 1995, there were no disagreements with Coopers & Lybrand L.L.P. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement.

     The audit reports of Coopers & Lybrand L.L.P. on the consolidated financial statements of the Company for fiscal 1994 and fiscal 1995 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles, except as follows. In the Report of Independent Accountants furnished to the Company by Coopers & Lybrand L.L.P. on January 26, 1994, in connection with the audit for the fiscal year ended June 30, 1993 ("fiscal 1993"), Coopers & Lybrand L.L.P. stated, among other things, that based upon their understanding of the underlying circumstances leading to the departure of the Company's former chief executive officer and chief financial officer subsequent to June 30, 1993, Coopers & Lybrand L.L.P. could not rely on those individuals' representations nor could Coopers & Lybrand L.L.P. be certain that they had been provided with all appropriate documentation relevant to the transactions which such individuals had initiated or for which they were responsible, and accordingly, that the scope of Coopers & Lybrand L.L.P.'s work was not sufficient to enable them to express, and they did not express, an opinion on the consolidated statements of operations, stockholders' equity and cash flows for any of the three years in the period ended June 30, 1993. The Report of Independent Accountants furnished to the Company by Coopers & Lybrand L.L.P. on each of October 20, 1994 and August 31, 1995, in connection with the audits for fiscal 1994 and fiscal 1995, respectively, contains similar disclosure as to the inability of Coopers & Lybrand L.L.P. to express an opinion on the consolidated statements of operations, stockholders' equity and cash flows for the years ended June 30, 1993 and June 30, 1992 in the case of the October 20, 1994 report, and June 30, 1993 in the case of the August 31, 1995 report.

     The inability of Coopers & Lybrand L.L.P. to express an opinion in connection with certain financial statements of the Company and to rely upon the representations of former management relates only to fiscal 1993, and, as stated by Coopers & Lybrand L.L.P. in their audit reports, resulted from the circumstances which led to the departure of the former chief executive officer and the former chief financial officer from the Company during fiscal 1994. Prior to the rendering by Coopers & Lybrand L.L.P. of their audit report for fiscal 1993, certain members of the Board of Directors and the new management of the Company discussed with Coopers & Lybrand L.L.P. the nature and scope of such audit report. The Company has authorized Coopers & Lybrand L.L.P. to respond fully to the inquiries of the Company's successor accountants concerning the subject matter of the fiscal 1993 audit report.

     In a letter dated August 9, 1994 (the "August 1994 Letter"), Coopers & Lybrand L.L.P. noted that certain elements of the Company's internal control structure under prior management which were previously communicated to the Company did not reduce to a relatively low level the risk that errors or irregularities in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. Certain members of the Board of Directors and the new management of the Company have discussed with Coopers & Lybrand L.L.P. the matters indentified in the August 1994 Letter, and, subsequent to receiving the August 1994 Letter, the Company believes that it has taken such actions as were necessary to cure any potential material weaknesses in its internal accounting control structure which may have resulted from actions taken by prior management. The Company has authorized Coopers & Lybrand L.L.P. to respond fully to the inquiries of the Company's successor accountants concerning the subject matter of the August 1994 Letter. As noted below, the Report of Independent Accountants furnished to the Company by Coopers & Lybrand L.L.P. on August 31, 1995, in connection with the audit for fiscal 1995, does not contain any adverse opinion or disclaimer of opinion, or qualification or modification as to uncertainty, audit scope, or accounting principles with respect to the financial statements for fiscal 1995 or fiscal 1994. Except as provided above, Coopers & Lybrand L.L.P. has not advised the Company of any inability to rely upon management's representations nor have there been any other reportable events of the type required to be disclosed pursuant to the applicable regulations of the Securities and Exchange Commission.

     Additionally, in the Report of Independent Accountants furnished to the Company by Coopers & Lybrand L.L.P. on October 20, 1994, in connection with the audit for fiscal 1994, Coopers & Lybrand L.L.P. stated, among other things, that because of the inherent uncertainty associated with the valuations of foreign privately held entities, the estimated fair value reflected in the financial statements of a $3,669,000 investment by the Company in a foreign entity may differ from the value that would be determined by negotiation between parties in a sales transaction, and the difference could be material. As a result of a violation at that time of a covenant contained in the Company's 1986 Industrial Revenue Bond, Coopers & Lybrand L.L.P. also stated in its fiscal 1994 audit report that the financial statements had been prepared assuming that the Company would continue as a going concern; that if the Company were unable to resolve this violation it could result in a default under the Company's 1986 Industrial Revenue Bond and the Company's domestic credit facility which, in turn, could result in the acceleration of all amounts due under these debt obligations; that the situation raised substantial doubt about the Company's ability to continue as a going concern; that in recognition of the situation all amounts due under these debt obligations were classified as current liabilities in the financial statements; and that the financial statements did not include any other adjustments that might result from the outcome of this uncertainty.

     The Report of Independent Accountants furnished to the Company by Coopers & Lybrand L.L.P. on August 31, 1995, in connection with the audit for fiscal 1995, does not contain any adverse opinion or disclaimer of opinion, or qualification or modification as to uncertainty, audit scope, or accounting principles with respect to the financial statements for fiscal 1995 or fiscal 1994.

                                  OTHER MATTERS

   The Board of Directors does not know of any matters other than those described in this Proxy Statement that will be presented for action at the Annual Meeting. If other matters are duly presented, proxies will be voted in accordance with the best judgment of the proxy holders.

   WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                                   PROXY CARD

                            FERROFLUIDICS CORPORATION

                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON NOVEMBER 21, 1996

The undersigned hereby constitutes and appoints Paul F. Avery, Jr., Salvatore J. Vinciguerra and William B. Ford, and each of them, as Proxies of the undersigned, with full power to appoint his substitute, and authorizes each of them to represent and to vote all shares of Common Stock of Ferrofluidics Corporation (the "Company") held of record by the undersigned as of the close of business on October 10, 1996, at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at the Marriott Hotel, Nashua, New Hampshire, at 10:00 a.m. Eastern Time, on Thursday, November 21, 1996, and at any adjournments or postponements thereof.

When properly executed, this proxy will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is given, this proxy will be voted FOR the three nominees of the Board of Directors listed in Proposal 1. In their discretion, the Proxies are each authorized to vote upon such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof. A stockholder wishing to vote in accordance with the Board of Directors' recommendations need only sign and date this proxy and return it in the enclosed envelope.

The undersigned hereby acknowledge(s) receipt of a copy of the accompanying Notice of Annual Meeting of Stockholders, the Proxy Statement with respect thereto and the Company's 1996 Annual Report to Stockholders and hereby revoke(s) any proxy or proxies heretofore given. This proxy may be revoked at any time before it is exercised.

              THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF
                            FERROFLUIDICS CORPORATION

                  Please vote and sign on other side and return
                         promptly in enclosed envelope.

Please sign name exactly as shown. Where there is more than one holder, each should sign. When signing as an attorney, administrator, executor, guardian or trustee, please add your title as such. If executed by a corporation or partnership, the proxy should be signed by a duly authorized person, stating his or her title or authority.

PLEASE MARK VOTES AS IN
THIS EXAMPLE
                 [X]

                                                          FOR        WITHHOLD
Proposal   1. Election of Class I Directors
              for a three-year term.                      [ ]           [ ]


              Nominees:  Stephen B. Hazard, Dennis R. Stone and
                         Salvatore J. Vinciguerra

        If you do not wish your shares to be voted FOR a particular nominee, mark the FOR box and strike a line through that nominee's name. Your shares will be voted for the remaining nominee(s).


In their discretion, the Proxies are each authorized to vote upon such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

Please be sure to sign and date this Proxy.

Date:________________________


Shareholder(s) signature(s): ________________________________

                             ________________________________

HAS YOUR ADDRESS CHANGED?

______________________________

______________________________

______________________________